Exhibit 99.1

Oglethorpe Power Corporation May 19, 2011 First Quarter 2011 Investor Briefing

2 Participants Tom Smith President and Chief Executive Officer Betsy Higgins Executive Vice President and Chief Financial Officer

3 Certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”) during the course of this presentation that are not historical facts are forward-looking statements. Although Oglethorpe believes that the assumptions underlying these statements are reasonable, you are cautioned that such forward-looking statements are inherently uncertain and involve necessary risks that may affect Oglethorpe’s business prospects and performance, causing actual results to differ from those discussed during this presentation. When considering forward-looking statements, you should keep in mind risk factors and other cautionary statements included in Oglethorpe’s SEC filings. Any forward-looking statements made are subject to all the risks and uncertainties, many of which are beyond management’s control, as described in Oglethorpe’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Oglethorpe’s actual results and plans could differ materially from those expressed in any forward-looking statements. Oglethorpe undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. This electronic presentation is provided as of May 19, 2011. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the financial information that was presented, and Oglethorpe has not undertaken any obligation to update this electronic presentation. This electronic presentation contains certain non-GAAP financial measures, as defined under Regulation G of the rules and regulations of the SEC. For purposes of Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Oglethorpe has provided, as a part of this electronic presentation, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure. The non-GAAP financial measures used in this electronic presentation are commonly used by rating agencies in evaluating Oglethorpe. Accordingly, Oglethorpe believes that these financial measures may be useful to investors in assessing Oglethorpe. Risk Factors, Forward-Looking Statements and Non-GAAP Financial Measures

Overview of Oglethorpe Power Corporation Business Members Ratings Not-for-profit Georgia electric membership corporation. One of the largest electric cooperatives in the United States. Owns or leases approximately 7,050 MW of generation capacity Operates or schedules another 1,287 MW on behalf of the Members. 2010 system peak of 8,990 MW. Wholesale electric power provider for 39 distribution cooperatives in Georgia (the “Members”). Take or pay, joint and several Wholesale Power Contracts through December 2050. Allows for recovery of all costs, including debt service. Senior Secured Ratings: A / Baa1 / A (all stable) Short-term Ratings: A-1 / P-2 / F1 Financial Annual revenues in excess of $1 billion. Total assets of approximately $7.5 billion (with our most recent acquisition which closed April 8). 4

Member Systems and Service Territory Members’ service territory: Serves 1.8 million meters, representing approximately 4.1 million people. Covers 38,000 square miles, or 65 percent of Georgia. Includes 151 out of 159 counties in Georgia. Members’ load: Approximately 2/3 residential. Exclusive right to provide retail service in designated service territories. No residential competition. Competition only at inception for C&I loads in excess of 900kW. In 2010, Cobb EMC, Jackson EMC and Sawnee EMC accounted for 14.5%, 11.6%, and 10.6% of Oglethorpe’s total revenues, respectively. No other Member over 10%. The top 15 Members accounted for approximately 80% of total revenue in 2010. = Oglethorpe’s Members 2010 Member Customer Base by MWh Sales Residential 69% Commercial and Industrial 28% Other 3%

Residential Retail Rate Comparison (Cents per kWh) Members’ Competitive Position (a) Source: Georgia Power Company Form 10-K U.S. Residential Retail Average (2010) = 11.93 cents per kWh (a) 10.0 10.3 8.2 8.2 8.8 9.1 9.3 9.8 10.4 10.2 9.1 8.9 8.6 7.6 7.3 10.0 6 7 8 9 10 11 2003 2004 2005 2006 2007 2008 2009 2010 Oglethorpe Member Average Georgia Power

Acquisition of Murray Energy Facility Completed On April 8, 2011, OPC acquired KGen Murray I and II LLC, which owns a two unit gas-fired combined cycle facility, from KGen Power Corporation. The Murray Energy Facility is located outside of Dalton, Georgia. Has a combined summer planning reserve generating capacity of ~1,220 MW. Purchase price was $529 million. Most Members are not expected to need the power until 2015/2016; as such, Oglethorpe will market power out of the facilities until then. Oglethorpe will defer the net carrying costs during this period and recover such costs after the facilities are made available to the Members. Submitted RUS loan application in March 2011 for permanent financing. Anticipate approximately 2-year period for loan approval and funding from RUS. If RUS financing is ultimately not available, anticipate using taxable bonds for permanent financing. Interim financing provided by a $260 million 3-Year Bank Term Loan and the remaining $269 million through CP issuance and draws on existing credit facilities.

Reduction in Planned CapEx With the Murray acquisition, Oglethorpe has canceled its $750 million self-build combined cycle plant. $4.2 million spent through year end 2010 (excluding land and NOx offsets). Murray acquisition cost $435/KW (not including cost deferrals to 2016) compared to our estimate of $1,237/KW for a CC self-build option. Vogtle 3 & 4 participation not affected by this acquisition. Independently of this acquisition, Oglethorpe has indefinitely deferred the $477 million Warren Biomass Project (but will continue to monitor regulatory and legislative developments related to the project). $11.6 million spent through year end 2010 (excluding land). Together, the acquisition of Murray and deferral of the biomass project will allow Oglethorpe to reduce previously projected construction related capital expenditures by $1.2 billion through 2015 (exclusive of the acquisition price). Murray I

Oglethorpe's Generation and Power Supply Resources

OglethorpePower

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	Summer Planning Reserve Capacity (MW)[a]	2010 Average Capacity Factor	License Expiration (if applicable)
Oglethorpe Owned/Leased:							
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	91%	2034 & 2038
Plant Vogtle	2	Nuclear	30%	Southern Nuclear	689	98%	2047 & 2049
Plant Scherer	2	Coal	60%	Georgia Power	1,006	90%	-
Plant Wansley [b]	2	Coal	30%	Georgia Power	523	60%	-
Chattahoochee Energy Facility - CC	1	Gas	100%	Siemens	469	38%	-
Murray Energy Facility - CC	2	Gas	100%	Duke Energy	1,220	23%	-
Doyle I, LLC Generating Plant - CTs	5	Gas	100%	Doyle I, LLC	348	1%	-
Hawk Road Energy Facility - CTs	3	Gas	100%	Oglethorpe	487	5%	-
Hartwell Energy Facility - CTs	2	Gas/Oil	100%	Oglethorpe	298	4%	-
Talbot Energy Facility - CTs	6	Gas/Oil	100%	Oglethorpe	664	4%	-
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	15%	2027
Subtotal	30				7,048		
Member Owned/Oglethorpe Operated:							
Smarr / Sewell Creek - CTs	6	Gas/Oil	-	Oglethorpe	725	2%	-
Member Contracted/Oglethorpe Scheduled:							
Southeastern Power Administration (SEPA)[c]	-	Hydro	-		562	-	-
Grand Total	**36**				**8,335**		

(a) These capacity amounts are the amounts used for 2011 summer reserve planning purposes.

(b) A combustion turbine in which Oglethorpe's share of nameplate capacity is 15 MW is located at the Plant Wansley site. This CT is used primarily for emergency service and rarely operated except for testing so has been excluded from the above table.

(c) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. The Members' total allocation is 618 MW, of which Oglethorpe schedules 562 MW.

9

Murray Energy Facility OPC has acquired over 2,000 MW of gas-fired generation for ~$900 million in the last two years increasing OPC’s owned / leased generation by 40%. These acquisitions generated value for OPC’s Members and have compared favorably to self-build options. OPC will continue to monitor potential future acquisition opportunities – in particular for CTs in the 2016 timeframe. Hawk Road Energy Facility Hartwell Energy Facility Acquisition Summary Closing Date Seller Capacity (MW) Acquisition Value Participating Members ($ Millions) ($ / KW) Hawk Road CTs 4/30/2009 Dynegy 500 $203(a) $406 37 Hartwell CTs 10/13/2009 International Power 300 $170 $567 39 Murray CCs 4/8/2011 KGen 1,220 $529(b) $434 34 Total 2,020 $902 $447 (a) Includes $105 million purchase price and $98 million liability assumed for PPA. (b) Includes purchase price only. Final asset valuation is pending.

New Westinghouse AP1000 units will be adjacent to existing two units at Vogtle site. Experienced developer and operator, Southern Nuclear. Very favorable EPC contract with experienced contractors, Westinghouse and Stone & Webster consortium, which includes parent guarantees. 30% share (660 MW) of 2,200 MW total capacity from additional units. Georgia Power, MEAG and City of Dalton are other co-owners. $4.2 billion estimated total cost to Oglethorpe (including AFUDC). $1 billion spent to date through 3/31/2011. Oglethorpe’s share is fully subscribed by its members. Vogtle Units 3 & 4 Project Highlights April 8, 2011

2017 Vogtle Units 3 & 4 Capital Expenditures and Timeline 2017 Unit 4 in Service May 2005 Development Agreement Mar 2008 File Combined Construction Operating License (COL) with NRC Aug 2009 NRC Issuance of ESP/LWA 2016 Unit 3 in Service Q2 2012 Potential Start of DOE Funding April 2006 Definitive Agreements Aug 2006 Early Site Permit (ESP) Filed with NRC May 2010 Signed DOE Conditional Term Sheet Q3 2011 DCD Final Rulemaking Q4 2011 NRC Issuance of COL (projected) Forecast Actuals $1 billion spent to date through 3/31/2011 Billions 0 0.5 1 1.5 2 2.5 3 3.5 4 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017

Design Control Document (DCD) Important target milestones achieved on schedule: December 21, 2010 - Advisory Committee on Reactor Safeguards (ACRS) issued letter to the NRC concluding AP1000 design is safe. Proposed DCD rulemaking posted in Federal Register February 24. Targeting September/October 2011 for DCD final rulemaking. Combined Construction & Operating License (COL) Several meetings of ACRS held in January to review portions of COL. ACRS issued letter to NRC on January 24 endorsing the COL application. Final Environmental Impact Statement issued by NRC to EPA on March 18. Clears path for development of final safety reports and NRC hearings. Key Vogtle Licensing Activities

Nuclear Regulatory Committee (NRC) launched a review of U.S. operating nuclear power plants. Assembled a task force that includes current senior NRC Managers and former NRC experts. Short-term and long-term studies are being conducted. NRC’s New Reactor Office (NRO) is a separate group reviewing new licenses. No current indication of impact to the target Vogtle 3 & 4 licensing schedule. NRC also received two petitions to suspend decision-making on the AP1000 design certification and new nuclear construction to evaluate lessons learned from the events in Japan but has not acted on these petitions. Recent Events in Japan

15 Financial Highlights Betsy Higgins Executive Vice President and Chief Financial Officer

Submitted Part I and Part II loan applications in 2008. Signed conditional term sheet with DOE in May 2010. Final decision on loan approval is not expected to occur until after approval of the COLs (Combined Construction Permits Operating Licenses), currently anticipated in fourth quarter 2011. DOE loan guarantee targets 70% of eligible project costs, not to exceed $3.057 billion. All-in pricing expected to be favorable relative to taxable capital markets. Will be secured under Oglethorpe’s First Mortgage Indenture on parity with other secured debt. DOE Loan Guarantees for Vogtle 3 & 4

RUS Loan Status (a) Project has been indefinitely deferred. RUS is currently completing NEPA process which would enable site development in the future, if desired. 17 Amount Amount (to date) Remaining Amount Approved Loans General Improvements 92,000,000.00 $ 42,240,000.00 $ 49,760,000.00 $ General & Environmental Improvements 441,522,000.00 $ 278,858,000.00 $ 162,664,000.00 $ General & Environmental Improvements 310,228,000.00 $ 65,902,000.00 $ 244,326,000.00 $ Hawk Road Energy Facility 203,100,000.00 $ - $ 203,100,000.00 $ Hartwell Energy Facility 170,000,000.00 $ - $ 170,000,000.00 $ 1,216,850,000.00 $ 387,000,000.00 $ 829,850,000.00 $ Submitted Loan Applications Warren Biomass Facility (a) 459,000,000.00 $ General Improvements 128,000,000.00 $ Murray Energy Facility 535,000,000.00 $ 1,122,000,000.00 $ Purpose/Use of Proceeds

Oglethorpe’s Available Liquidity Position is Strong Borrowings Detail $169.4 MM Hartwell Acquisition Interim Financing $116.7 MM Letter of Credit Support for VRDBs/Murray $105.9 MM Hawk Road Acquisition Interim Financing $267.1 MM Murray Acquisition Interim Financing $ 20.7 MM Vogtle Interim Financing $006.3 MM Combined Cycle Interim Financing as of May 17, 2011 Represents 338 days of liquidity on hand. 0 200 400 600 800 1,000 1,200 Total Credit Facilities Less Borrowings Available Line Capacity Cash (Excluding $15 Million in RUS Cushion of Credit) Total Liquidity $1,125 - $686 $439 $379 $818 (Millions)

$50M CoBank (Unsecured) $50M CFC (Unsecured) $475M Syndicated CP Backup (Unsecured) $250M CFC (Secured) $150M CoBank (Secured) Plus Optional Term-Out until 2043 $150M J.P. Morgan (Unsecured) Term of Existing Liquidity Facilities $475M Credit Facility - Participant Banks Commitment (Millions) Bank of America, N.A. - Administrative Agent $75 SunTrust Bank $75 The Bank of Tokyo - Mitsubishi UFJ, Ltd. $60 CoBank, ACB $60 J.P. Morgan Chase Bank, National Association $60 National Rural Utilities Cooperative Finance Corp $60 Wells Fargo Bank, N.A. $60 Goldman Sachs Bank $25

Liquidity Strategy Key drivers for liquidity requirements include: Vogtle construction (through 2017) Murray acquisition interim financing Credit support for VRDBs Working capital (increasing in light of expanded business size) Liquidity will be used for interim acquisition and construction financing until permanent financing is obtained (RUS, DOE, first mortgage or unsecured bonds, etc.) Targeting total liquidity of over $2 billion (not including $260 million Murray term loan) ~$300-400 million average cash target Up to $1.3 billion syndicated credit facility to backup CP and certain VRDBs (by June) ~$660 million in bilateral lines for VRDBs and working capital needs (by October) Keep in Place $250 million CFC secured facility $150 million JPMorgan Chase unsecured facility ($116.7 million primarily used for credit support for VRDBs and Murray acquisition) $150 million CoBank secured facility $50 million CFC unsecured facility will be upsized to approximately $110 million facility (by October) Restructure $475 million revolver primarily for commercial paper backup increasing up to $1.3 billion $50 million CoBank unsecured facility (becoming part of revolver) $136 million Bank of America Letter of Credit (becoming part of revolver)

Restructuring of Bank Credit Facilities Restructuring

Income Statement Excerpts Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10x for each fiscal year. In addition, the Indenture requires a showing of Oglethorpe’s having met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. For 2009 and 2010, Oglethorpe increased its Margins for Interest ratio to 1.12x and 1.14x, respectively, above the minimum 1.10x ratio required by the Indenture. For 2011, the board again approved a Margins for Interest ratio of 1.14x. Oglethorpe’s Board of Directors will continue to evaluate margin coverage throughout the generation expansion period and may chose to change the targeted Margins for Interest ratio in the future. ($ in thousands) 2011 2010 2010 2009 2008 Statement of Revenues and Expenses: Operating Revenues: Sales to Members $269,448 $303,828 $1,292,514 $1,144,012 $1,237,649 Sales to Non-Members $326 $244 $1,478 $1,249 $1,111 Operating Expenses $203,839 $238,177 $1,054,743 $921,139 $1,041,681 Other Income $10,760 $10,937 $43,651 $42,728 $43,381 Net Interest Charges ($60,585) ($62,228) ($249,167) ($240,460) ($221,201) Net Margin $16,110 $14,604 $33,733 $26,390 $19,259 Margins for Interest Ratio(a) n/a n/a 1.14x 1.12x 1.10x March 31, December 31,

Fixed costs: Members billed based on board-approved annual budget and budget revisions throughout the year, if necessary. Prior period adjustment mechanism covers any year-end shortfall (board approval not required). Energy costs: Actual costs are passed through. Monthly true-up of estimate vs. actual. Rate Structure Assures Recovery of All Costs + Margin Note: First Mortgage Indenture requires an MFI ratio of least 1.10x MFI coverage requirement of 1.10x under First Mortgage Indenture. Budget of 1.14x MFI for 2010 and 2011. Formulary rate under Wholesale Power Contract. Designed to recover all costs, plus margin, without any further regulatory approval. Annual budget and adjustments to rate to reflect budget changes are generally not subject to approval of RUS or any other regulatory authority. Changes to rate schedule are subject to RUS approval. (Budgeted) Margin Coverage

Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in a credit agreement that currently requires a minimum total patronage capital of $575 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. March 31, ($ in thousands) 2011 2010 2009 2008 Balance Sheet Data: Assets: Electric Plant in Service $6,678,552 $6,672,253 $6,550,938 $5,906,865 Construction Work in Progress $1,391,592 $1,195,475 $628,824 $307,464 Total Electric Plant $5,206,418 $5,015,560 $4,400,496 $3,639,395 Cash and Cash Equivalents $540,864 $672,212 $579,069 $167,659 Total Assets $7,165,431 $6,997,062 $6,370,234 $5,044,452 Capitalization: Patronage Capital and Membership Fees $612,062 $595,952 $562,219 $535,829 Accumulated Other Comprehensive Loss ($490) ($469) ($1,253) ($1,348) Subtotal $611,572 $595,483 $560,966 $534,481 Long-term Debt and Obligations under Capital Leases $4,884,962 $4,836,415 $4,387,926 $3,514,923 Obligation under Rocky Mountain Transactions $125,656 $123,573 $115,641 $108,219 Long-term Debt and Capital Leases due within one year $324,835 $170,947 $119,241 $110,647 Total Long-Term Debt and Equities $5,947,025 $5,726,418 $5,183,774 $4,268,270 Equity Ratio(a) 10.3% 10.4% 10.8% 12.6% December 31,

Consolidated System Equity Includes long-term debt and capital leases due within one year, to correspond to Oglethorpe’s First Mortgage Indenture calculation. Oglethorpe’s debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. This information constitutes non-GAAP financial measures. A reconciliation of such measures to the most directly comparable GAAP measures is set forth in the immediately preceding row of this table. “Patronage Capital” and “Total Capitalization” columns do not add down since Oglethorpe patronage capital (equity) is also included in Members’ patronage capital. Consolidated System Equity – FYE 2010 ($ Millions) Patronage Capital Total Capitalization Equity Ratio 39 Members $2,635 $5,798 45% Oglethorpe $596 $5,726 (a) 10% Combined (b)(c) $2,635 (d) $10,928 (d) 24%

Liquidity Margins for Interest Revenue Summary Interim Financing Long Term Debt Balance Sheet Electric Plant Average Cost of Funds: 0.874% (dollars in millions) LT Debt Outstanding (03.31.2011): $5.0 billion Weighted Average Cost: 5.095% Equity ratio: 10.3% Note: Includes Sinking Fund and Debt Service Adder 2011 1.14 MFI May 17, 2011 March 31, 2011 Actuals Forecast

Significant Financing Activity Completed to date in 2011 $180 million Tax-Exempt refinancing. (March) $260 million Bank term loan for Murray acquisition. (April) Upcoming in 2011 Fund RUS loans for Hartwell and Hawk Road acquisitions (by end of 2nd Quarter) Close on new up to $1.3 billion revolving credit facility. (in June) Additional ~$400 million FMB issuance for Vogtle. (4th Quarter) Working with DOE to finalize loan guarantee (4th Quarter); funding not expected until 2012. 27

Oglethorpe is a Strong, Stable Credit One of the largest electric cooperatives in the United States. Oglethorpe has long-term, take-or-pay, joint and several Wholesale Power Contracts with its Members through 2050. Members' obligations under the Wholesale Power Contracts are joint and several. Primarily residential customer base — approximately 2/3 of Members’ MWh sales and operating revenue. Oglethorpe’s formulary rate structure assures cost recovery. Inputs to rate formula are not subject to any regulatory approval. Changes to formulary rate schedule are subject to RUS approval. Strong liquidity position. Well diversified power supply portfolio. Substantial value in existing resources. Strong, consistent operational and financial performance. Strong emphasis on risk management and corporate compliance.

29 Additional Information A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on its website. For additional information please contact: Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240